EXHIBIT 23.2

CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in Amendment No. 1 to the Registration Statement (Form S-2 No. 333-114772) and related Prospectus of SpectRx, Inc. dated June 24, 2004 and to the incorporation by reference therein of our report dated March 11, 2003, with respect to the consolidated financial statements of SpectRx, Inc. for the year ended December 31, 2002 included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Atlanta, Georgia

June 23, 2004